CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated July 28, 2010 on the financial statement of the Acadia Principal Conservation Fund (the "Fund"), a series of the Acadia Mutual Funds as of July 29, 2010 and for the periods indicated therein and to all references to our firm in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to the Acadia Mutual Funds Registration Statement on Form N-1A.

Abington, Pennsylvania

July 30, 2010